                                                                   EXHIBIT 99(a)

                                                                           PROXY

                            Emerald Mortgage Company


                                REVOCABLE PROXY

         (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMERALD MORTGAGE COMPANY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _____________________, 1994)

         The undersigned hereby appoints ___________________________ and __________________, and any one or more of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote all shares of Common Stock of Emerald Mortgage Company standing in my name on the books and records of Emerald Mortgage Company at the close of business on __________________, 1994 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the main office of Emerald Mortgage Company, 3500 188th Street, S.W., Suite 502, Lynnwood, Washington, on ___________________, 1994 at 10:00 a.m., local time, and at any and all adjournments as follows:


                                                                      For                Against              Abstain
                                                                  ------------        -------------        -------------

 1.  Approval of the Stock Exchange Agreement dated as of
 June 15, 1994, as amended (the "Merger Agreement") by and
 between First Tennessee National Corporation ("FTNC"), First
 Tennessee Bank National Association ("FTB"), Emerald Mortgage
 Company and all of the Emerald shareholders which provides for the acquisition by FTB of all of the common stock of Emerald in exchange for FTNC Common Stock, as a result of which Emerald
 Mortgage Company will become a wholly-owned subsidiary of
 FTB                                                              ------------        -------------        -------------


 2.  At their discretion, on such other business as may
 properly come before the Special Meeting or any adjournments
 or postponements thereof.                                        ------------        -------------        -------------



NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

             THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS
                       STATED IF NO CHOICE IS MADE HEREON

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Emerald Mortgage Company at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the _________rd day of ________________, 1994; and the Proxy
Statement-Prospectus dated the _____th day of _____________, 1994 prior to the execution of this Proxy.



                                              --------------------------------
                                              Print Name of Shareholder


         Date:
              --------------------            --------------------------------
                                              Signature of Shareholder




                                              --------------------------------
                                              Print Name of Shareholder


         Date:
              --------------------            --------------------------------
                                              Signature of Shareholder

                                              (Please sign exactly as your name
                                              appears on the envelope in which
                                              this card was mailed.  When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title.  If more than one trustee,
                                              all should sign.  If shares are
                                              held jointly, each holder should
                                              sign.)